EXHIBIT 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 of XO Communications, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Garrahan, Senior Vice President and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 9, 2005

/s/ William Garrahan
William Garrahan
Senior Vice President and Acting Chief Financial Officer (Principal Financial Officer)